Exhibit 32.1
Section 1350 Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), John D. Kavazanjian and Philip A. Fain, the President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, of Ultralife Corporation, certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ultralife Corporation.
A signed original of this written statement required by Section 906 has been provided to Ultralife Corporation and will be retained by Ultralife Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 16, 2010	/s/ John D. Kavazanjian
John D. Kavazanjian,
President and Chief Executive Officer

Date: March 16, 2010	/s/ Philip A. Fain
Philip A. Fain,
Chief Financial Officer and Treasurer